Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Strategic Communications	KCSA Strategic Communications
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

Authentidate Holding Corp. Reports Fiscal 2009 Second Quarter Results

BERKELEY HEIGHTS, N.J., February 12, 2009 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure Health Information Exchange and workflow management services, today announced financial results for the fiscal 2009 second quarter ended December 31, 2008.

Ben Benjamin, President of Authentidate, stated, “Revenue growth slowed during the second quarter of fiscal 2009 as poor economic conditions impacted our results. Although total revenues were down slightly from the prior year and the first quarter of fiscal 2009, we reduced our net loss as a result of our cost management activities and we have continued to reduce our operating cash needs. We believe we are well positioned to benefit from emerging trends in the healthcare market and remain confident that demand for our products and services will grow as healthcare providers search for solutions to reduce costs and enhance patient care.”

Total revenue for the three months ended December 31, 2008 was approximately $1,604,000 compared to $1,661,000 for the same period last year. These results reflect an increase of approximately 27% in U.S. revenues, which was offset by a decrease in revenues from our German operation due to the timing of certain contract awards. Compared to the first quarter of fiscal 2009, total revenues decreased approximately 5% reflecting the timing of contract awards, the strengthening dollar and a slight decrease in transaction volume during the current quarter.

Net loss for the second quarter of fiscal 2009 decreased to $2,554,000, or $0.07 per share, compared to $5,476,000, or $0.16 per share, for the same period last year. The net loss for the current period includes the write-off of approximately $900,000, or $0.03 per share, of deferred deal expenses related to the termination of the Parascript merger. The prior year period includes approximately $2,262,000, or $0.07 per share, for incremental legal, professional service and accrued severance expenses.

Total revenue for the six months ended December 31, 2008 increased 22% to approximately $3,294,000 compared to $2,709,000 for the same period last year. These results reflect an increase of approximately 34% in U.S. revenues and growth from our German operations of approximately 14%.

Net loss for the six months ended December 31, 2009 decreased to $5,000,000, or $0.15 per share, compared to $10,059,000, or $0.29 per share, for the same period last year. The net loss for the current period includes the write-off of approximately $900,000, or $0.03 per share, of deferred deal expenses related to the termination of the Parascript merger. The prior year period includes approximately $3,380,000, or $0.10 per share, for incremental legal fees, professional service and accrued severance expenses.

As of December 31, 2008, the Company’s cash and cash equivalents, and marketable securities totaled $11,344,000 and deferred revenue totaled $1,365,000.

Mr. Benjamin continued, “Consistent with the new strategy we announced in January 2008, we have worked during the past year to expand our addressable market with the introduction of new modules for our Inscrybe Healthcare platform and the addition of our telemedicine products and services through our ExpressMD joint venture. Using our solutions, customers can, among other things, automate complex workflows and reduce costs without negatively impacting the quality of care they provide. Given the current economy and the focus on improving healthcare by the new administration in Washington D.C., we believe healthcare providers will be under even greater pressure to implement cost saving solutions that streamline their operations.”

“Looking forward, we believe there are significant opportunities for us in the healthcare market and we will be working to capitalize on these opportunities over the next several quarters and beyond.” concluded Mr. Benjamin.

Conference Call

Management will host a conference call on Thursday, February 12, 2009, at 4:30 p.m. ET, to discuss the latest corporate developments and results. The dial-in number for callers in the U.S. is (888) 562-3356 and the dial in number for international callers is (973) 582-2700. The access code for all callers is 82931565. To access the live webcast, visit www.authentidate.com, click the “About Us” link, followed by “Investor Relations” on the drop-down menu and then the “IR Events & Presentations” link. Following the conclusion of the call, the webcast will remain on the Company’s website for review within the fiscal year.

A dial-in replay of the call will be available through February 25, 2009. To access the replay, please dial (800) 642-1687 in the U.S. and (706) 645-9291 internationally, and then enter the access code 82931565.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure Health Information Exchange and workflow management services. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, improve productivity and reduce costs by eliminating paper and manual work steps from clinical, administrative and other processes and enhancing compliance with regulatory requirements. The web-based services are delivered as Software as a Service (Saas) to customers. These solutions incorporate rules-based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication and automated audit trails. Both web and fax based communications are integrated into automated and trusted workflow solutions. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Authentidate is a registered trademark of Authentidate Holding Corp. and Inscrybe is a trademark of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This press release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

Tables follow:

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except per share data)	December 31, 2008 (unaudited)	June 30, 2008
Assets
Current assets
Cash and cash equivalents	$1,923	$4,493
Restricted cash	512	512
Marketable securities	8,421	6,375
Accounts receivable, net	1,003	1,287
Prepaid expenses and other current assets	835	671

Total current assets	12,694	13,338
Marketable securities	1,000	3,950
Property and equipment, net	780	1,014
Note receivable, net of deferred gain of $2,000	—	—
Other assets
Software development costs, net	2,506	2,533
Goodwill	7,341	7,341
Other assets	1,296	1,375
Assets held for sale	2,000	2,000

Total assets	$27,617	$31,551

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$2,036	$1,850
Deferred revenue	1,225	1,273
Other current liabilities	325	97

Total current liabilities	3,586	3,220
Long-term deferred revenue	140	140

Total liabilities	3,726	3,360

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value; 5,000 shares authorized Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,645 and 34,537 issued and outstanding on December 31, 2008 and June 30, 2008, respectively	35	35
Additional paid-in capital	166,057	165,681
Accumulated deficit	(142,041)	(137,006)
Accumulated other comprehensive loss	(163)	(522)

Total shareholders’ equity	23,891	28,191

Total liabilities and shareholders’ equity	$27,617	$31,551

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(in thousands, except per share data)	2008	2007	2008	2007
Revenues
Software licenses and support	$937	$1,134	$1,920	$1,681
Hosted software services	667	527	1,374	1,028

Total revenues	1,604	1,661	3,294	2,709

Operating expenses
Cost of revenues	611	537	1,346	991
Selling, general and administrative	2,946	5,689	5,773	10,246
Product development	386	922	809	1,694
Depreciation and amortization	351	419	704	798

Total operating expenses	4,294	7,567	8,632	13,729

Operating loss	(2,690)	(5,906)	(5,338)	(11,020)

Other income, net	136	430	338	961

Net loss	$(2,554)	$(5,476)	$(5,000)	$(10,059)

Basic and diluted loss per share	$(0.07)	$(0.16)	$(0.15)	$(0.29)